EXHIBIT 23.2


                         CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 27, 2003 relating to the consolidated financial statements of Parametric Technology Corporation, which appears in Parametric Technology Corporation's Annual Report on Form 10-K for the year ended September 30, 2002.



                                               /s/ PricewaterhouseCoopers LLP


Boston, Massachusetts
July 23, 2003